UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 13, 2021

Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director; Appointment of Committee Member

On May 13, 2021, the Board of Directors (the “Board”) of Cutera, Inc. (the “Company”) approved an increase in the size of the Board by one director, from six to seven directors, and appointed Sheila Hopkins to the Board, effective May 17, 2021.

Ms. Hopkins currently serves as a director for Prestige Consumer Healthcare, a role she has held since 2015, where she also serves on the Audit, Nominating & Corporate Governance and Compensation and Talent Management Committees. Prior to 2015, Ms. Hopkins served as EVP and President, Global Vision Care for Bausch + Lomb, a healthcare company, from 2011 until her retirement in 2013. Prior to that, Ms. Hopkins spent 14 years at Colgate-Palmolive, a consumer products company, where she held several senior management positions including Vice President and General Manager, Personal Care, and Vice President, Global Business Development from 1997 to 2011. Ms. Hopkins previously served on the board of directors of Warnaco Inc., a leading apparel company, from 2003 to 2013, and on the board of directors of the Consumer Healthcare Products. Ms. Hopkins has also held senior marketing and sales positions at Procter & Gamble and Tambrands. Ms. Hopkins earned a B.A. in History from Wellesley College.

As a director, Ms. Hopkins will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 30, 2021.

Ms. Hopkins is expected to execute the Company’s standard form of indemnification agreement. There is no arrangement or understanding between Ms. Hopkins and any other person pursuant to which Ms. Hopkins was appointed as a director of the Company. There are no family relationships between Ms. Hopkins and any director or executive officer of the Company, and, other than as described above, no transactions involving Ms. Hopkins that would require disclosure under Item 404(a) of Regulation S-K.

On May 17, 2021, the Company issued a press release announcing appointment of Ms. Hopkins to its Board. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of Cutera, Inc. dated May 17, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: May 17, 2021	/s/ ROHAN SETH
Rohan Seth
Chief Financial Officer